EXHIBIT 32.1

Certifications by Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

In connection with the Annual Report of Abercrombie & Fitch Co. (the “Corporation”) on Form 10-K for the fiscal year ended January 28, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Michael S. Jeffries, Chairman and Chief Executive Officer of the Corporation, and Jonathan E. Ramsden, Executive Vice President and Chief Financial Officer of the Corporation, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Corporation and its subsidiaries.

By	/s/ MICHAEL S. JEFFRIES	By	/s/ JONATHAN E. RAMSDEN
Michael S. Jeffries Chairman and Chief Executive Officer Dated: March 27, 2012		Jonathan E. Ramsden Executive Vice President and Chief Financial Officer Dated: March 27, 2012

*	These certifications are being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. These certifications shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates these certifications by reference in such filing.